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[PRICEWATERHOUSECOOPERS LETTERHEAD]

                                             PRICEWATERHOUSECOOPERS LLP
                                             PO Box 82
                                             Royal Trust Tower Suite 3000
                                             Toronto Dominion Centre
                                             Toronto Ontario
                                             Canada M5K 1G8
                                             Telephone +1 416 863 1133
                                             Facsimile +1 416 365 8215


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


September 4, 2001


Commissioners:


We have read the statements made by Lions Gate Entertainment Corp. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's revised Form 8-K/A report dated September 4, 2001, which amends the previous statements made by Lions Gate Entertainment Corp. as part of the Company's Form 8-K reports dated August 3, 2001 and August 10, 2001. We agree with the statements concerning our Firm in such revised Form 8-K/A dated September 4, 2001.

Yours very truly,


(SIGNED) "PRICEWATERHOUSECOOPERS LLP"


Chartered Accountants


PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.